UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 19, 2010

Date of Report (Date of earliest event reported)

SHORETEL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 331-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 19, 2010, ShoreTel, Inc. (“ShoreTel”), completed the acquisition of Agito Networks, Inc., a Delaware corporation (“Agito”) and Atoll Acquisition Corp., a Delaware corporation and wholly owned subsidiary of ShoreTel (“Merger Sub”), pursuant to which ShoreTel acquired Agito by merging the Merger Sub with and into Agito, with Agito as the surviving corporation and a wholly owned subsidiary of ShoreTel (the “Merger”).

Of the total consideration (i) approximately $10,386,838 was paid in cash at closing and (ii) approximately $988,162 of cash was placed in escrow at closing for twelve months to secure claims for indemnification. ShoreTel funded the merger consideration from its cash on hand.

The foregoing description of the Merger is qualified in its entirety by the full text of the Merger Agreement, as amended, copies of which are being filed herewith as Exhibit 2.1 to this Form 8-K. The Merger Agreement has been included to provide investors and security holders with information regarding their terms and is not intended to provide any other factual information about ShoreTel or Agito. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired. Financial statements for Agito Networks, Inc. will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after the date this Current Report on 8-K is required to be filed.

(b)	Pro Forma Financial Information. Pro Forma financial information reflecting the effect of the Merger will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

2.1*	Merger Agreement by and among ShoreTel, Atoll Acquisition Corp. and Agito, dated October 19, 2010

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ShoreTel hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

Date: October 21, 2010	By:	/S/ MICHAEL E. HEALY
	Name:	Michael E. Healy
	Title:	Chief Financial Officer